UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2006 (January 19, 2006)

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio	43217

(Address of principal executive offices)	(Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1
EX-99.2

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 19, 2006, AirNet Systems, Inc. (“AirNet”) received verbal advice from the New York Stock Exchange (“NYSE”) that the NYSE staff had determined that trading in the common shares of AirNet Systems, Inc. (“AirNet”) should be suspended prior to the opening of that market on Wednesday, January 25, 2006. NYSE made a public announcement of that decision on January 20, 2006. NYSE’s decision was reached in view of the previously-reported fact that AirNet had fallen below NYSE’s recently increased continued listing standards regarding average global market capitalization and total stockholders’ equity. As previously reported, AirNet had announced a letter of intent to complete a going private transaction during the cure period but was unable to reach a definitive merger agreement. AirNet has a right to review of this determination by a Committee of the Board of Directors of NYSE. The application of NYSE to the Securities and Exchange Commission (the “SEC”) to delist the common shares of AirNet is pending the completion of applicable procedures, including any appeal by AirNet of the NYSE staff’s decision.
     On January 20, 2006, AirNet was advised by the American Stock Exchange (“AMEX”) that AirNet’s common shares have been approved for listing on AMEX. On that same date, AirNet announced that it expects trading in its common shares on AMEX to commence at the market opening on Wednesday, January 25, 2006. This approval is contingent upon AirNet’s being in compliance with all applicable listing standards of AMEX on the date AirNet’s common shares begin trading on AMEX, and may be rescinded if AirNet is not in compliance with such standards. In light of AMEX’s approval, AirNet will not appeal NYSE’s determination to delist AirNet’s common shares. AirNet’s common shares will continue to trade on NYSE until the close of that market on Tuesday, January 24, 2006.
     AirNet’s common shares will continue to trade under the ticker symbol “ANS.”
     A copy of the news release issued by NYSE on January 20, 2006 announcing its determination to suspend trading in the common shares of AirNet prior to the opening of that market on Wednesday, January 25, 2006 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     A copy of the news release issued by AirNet on January 20, 2006 announcing that its common shares have been approved for listing on AMEX is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
     On January 20, 2006, NYSE issued a news release announcing that it determined that trading in AirNet’s common shares should be suspended prior to the opening of that market on January 25, 2006. A copy of the NYSE news release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On January 20, 2006, AirNet issued a news release announcing that its common shares have been approved for listing on AMEX. A copy of AirNet’s news release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
     Under the terms of the AirNet Systems, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the shareholders of AirNet on June 4, 2004, on the first business day of each fiscal year of AirNet, each individual who is then serving as a non-employee director and has served for at least one full one-year term as a non-employee director, is to be automatically granted an option to purchase 4,000 AirNet common shares with an exercise price equal to the fair market value of the underlying common shares on the grant date. However, each of the individuals serving as a non-employee director of AirNet on January 2, 2006 (the first business day of the fiscal year ending December 31, 2006) who had served for at least one full one-year term on that date, thereby being eligible for the grant — Russell M. Gertmenian, David P. Lauer, Bruce D. Parker and James E. Riddle — determined not to accept the option to purchase 4,000 AirNet Common Shares which would have been automatically granted to him on that date.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c): Not applicable
     (d) Exhibits: The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by the New York Stock Exchange on January 20, 2006

99.2	News Release issued by AirNet Systems, Inc. on January 20, 2006
[Remainder of page intentionally left blank; signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: January 24, 2006	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 24, 2006
AirNet Systems, Inc.

Exhibit No.	Description

99.1	News Release issued by the New York Stock Exchange on January 20, 2006

99.2	News Release issued by AirNet Systems, Inc. on January 20, 2006